Exhibit 3

                            NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION


                                  ARTICLES OF INCORPORATION AND BY-LAWS


     The following documents of Navistar Financial Retail Receivables Corporation are incorporated herein by reference:

     3.1 Restated Certificate of Incorporation of Navistar Financial Retail Receivables Corporation (as amended and in effect on December 10, 1991). Filed on Registration No. 33-50291.

     3.2 The By-Laws of Navistar Financial Retail Receivables Corporation. Filed on Registration No. 33-50291.